Exhibit 99.1

AMC ENTERTAINMENT HOLDINGS, INC. ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

Leawood, Kansas — December 17, 2013 (BUSINESS WIRE) — AMC Entertainment Holdings, Inc. (the “Company”) today announced the pricing of its initial public offering of 18,421,053 shares of its Class A common stock at $18.00 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 2,631,579 shares at the initial public offering price, less underwriting discounts and commissions. The shares are expected to begin trading on the New York Stock Exchange under the symbol “AMC” on a when-issued basis December 18, 2013 and on a “regular-way” basis December 23, 2013. The offering is expected to close on or about December 23, 2013 subject to the satisfaction of customary closing conditions.

The net proceeds of the offering are expected to be approximately $314.2 million after deducting underwriting discounts and commissions, before deducting estimated offering expenses, and prior to any exercise of the underwriters’ option to purchase additional shares. The Company intends to use the net proceeds from the offering primarily to retire outstanding indebtedness and also for general corporate purposes, including capital expenditures.

Citigroup and BofA Merrill Lynch are acting as joint book-running managers and representatives of the underwriters. Barclays and Credit Suisse are acting as joint book-running managers. B. Riley & Co., Barrington Research, FBR, HSBC, LOYAL3 Securities, Piper Jaffray & Co., Stifel, and Wedbush Securities are acting as co-managers. The offering of these securities is being made only by means of a prospectus. When available, copies of the final prospectus can be obtained from:

Citigroup	BofA Merrill Lynch
Attention: Broadbridge Financial Solutions	Attention:Prospectus Department.
1155 Long Island Avenue	222 Broadway
Edgewood, NY 11717	New York, NY 10038
Phone: (800) 831-9146	Email:dg.prospectus_requests@baml.com
Email:batprospectusdept@citi.com

Barclays	Credit Suisse
c/o Broadridge Financial Solutions	Attn: Prospectus Department
1155 Long Island Avenue	One Madison Avenue
Edgewood, New York 11717	New York, New York 10010
Phone: (888) 603-5847	Phone: (800) 221-1037
Email:barclaysprospectus@broadridge.com	Email:newyork.prospectus@credit-suisse.com

A registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AMC Entertainment Holdings, Inc.

AMC Theatres® delivers distinctive and affordable movie-going experiences at 343 theatres and 4,950 screens primarily in the United States. AMC has propelled a history of industry innovation and continues today by delivering comfort and convenience, enhanced food and beverage, guest engagement and loyalty, premium sight and sound and targeted programming to audiences in its theatres across the United States.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast”, “estimate”, “project”, “intend”, “expect”, “should”, “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the Company’s registration statement on Form S-1.

Media Contacts - AMC Entertainment Holdings, Inc.:

Jessica Liddell

(203) 682-8200

Jessica.Liddell@icrinc.com

Investor Relations - AMC Entertainment Holdings, Inc.:

Dan Foley

(866) 248-3872

InvestorRelations@amctheatres.com